EX-99.906CERT

CERTIFICATION

John J. Pileggi, President, and Terrance P. Gallagher, Treasurer and Principal Financial Accounting Officer, of American Independence Funds Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2017 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President	Treasurer and Principal Financial
American Independence Funds Trust	Accounting Officer
American Independence Funds Trust

/s/ John J. Pileggi	/s/ Terrance P. Gallagher
John J. Pileggi	Terrance P. Gallagher
Date: June 28, 2017	Date: June 30, 2017

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to American Independence Funds Trust and will be retained by American Independence Funds Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.